Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 1, 2024 with respect to the financial statements of International Battery Metals Ltd. for the year ended March 31, 2024 included in the Form S-1, as amended (File No. 333-286616).

/s/ Marcum LLP

Houston, TX

February 2, 2026